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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported):  March 15, 2002


                         SPEEDCOM Wireless Corporation
             (Exact name of registrant as specified in its charter)

           DE                       0-21061                    58-2044990
(State or other jurisdiction      (Commission                 (IRS Employer
      of incorporation)             File No.)              Identification No.)

7020 Professional Parkway East
Sarasota, FL                                                      34240
(Address of principal executive offices)                        (Zip Code)

Registrant's telephone number including area code: 941-907-2300


         (Former name or former address, if changed since last report)
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Item 5.  Other Events and Regulation FD Disclosure

SPEEDCOM announced the resignation of board of director members Mark Boyce and John von Harz III. Both directors cited they were resigning in order to pursue other opportunities. Ben Haidri and Michael Sternberg will fill the two vacancies. For information concerning the backgrounds of the two new directors, see the press release attached as Exhibit 99.1.



SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   SPEEDCOM Wireless Corporation


March 15, 2002                     By: /s/ Michael McKinney
                                       Name: Michael McKinney
                                       Title: Chairman & CEO


Item 7    Exhibits

99.1    Press release dated March 15, 2002